UNION BANKSHARES COMPANY
                               66 Main Street
                           Ellsworth, Maine  04605


                                                               July 16, 1997

Dear Stockholder:

A brief Special Meeting of the Stockholders of Union Bankshares Company will be held at 1:30 p.m. on Wednesday, July 30, 1997 in the Board Room of Union Trust Company, 66 Main Street, Ellsworth, Maine. The sole purpose of the meeting is to vote to reduce the par value of the Common Stock of the Company in order to enable a 2 for 1 stock split and to increase the number of authorized shares of Common Stock in anticipation of a stock dividend already declared by the Board of Directors and to provide additional flexibility for the future capital needs of the Company. The directors and officers join me in inviting you to attend this brief meeting.

Enclosed are the Clerk's official Notice of Special Meeting, a Proxy Statement and a Form of Proxy. Please sign the proxy and return it in the enclosed self-addressed envelope so that your shares will be voted at this special meeting.

                                                   Very truly yours,


                                                   Peter A. Blyberg
                                                   President

PAB/cc
Enclosures


         It is important that proxies be returned promptly. Each stockholder is urged to fill in, date and sign the enclosed proxy and mail it in the self-addressed envelope provided. In the event a stockholder decides to attend the meetting, he or she may, if he or she wishes revoke his or her proxy and vote his or her shares in person.





                          UNION BANKSHARES COMPANY


                  NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                          TO BE HELD JULY 30, 1997

         Notice is hereby given that a Special Meeting of the Stockholders of Union Bankshares Company (the "Company") will be held in the Board Room of Union Trust Company, 66 Main Street, Ellsworth, Maine on July 30, 1997 at 1:30 p.m. to consider and act upon the following proposals:

         l. To amend the Articles of Incorporation of Union Bankshares Company by increasing the number of shares of its common stock from 600,000 shares, par value of $25.00 per share, to 1,200,000 shares, par value of $12.50 per share.

         2. To transact such other business as may properly come before the meeting or any adjournment thereof.

         Stockholders of record as of the close of business on June 27, 1997 will be entitled to notice of and to vote at the meeting.

                                  By Order of the Board of Directors


                                  Sally J. Hutchins, Clerk





                          UNION BANKSHARES COMPANY
                               66 MAIN STREET
                           ELLSWORTH, MAINE  04605

                               PROXY STATEMENT
                        MAILING DATE:  JULY 16, 1997

                       SPECIAL MEETING OF STOCKHOLDERS
                     TO BE HELD WEDNESDAY, JULY 30, 1997

This Proxy Statement is furnished to the Stockholders of Union Bankshares Company (the "Company") in connection with the solicitation of proxies on behalf of the Company for use at the Special meeting of Stockholders (the "Meeting") to be held on Wednesday, July 30, 1997 at 1:30 p.m. in the Board Room of Union Trust Company, 66 Main Street, Ellsworth, Maine pursuant to the accompanying Notice of Special Meeting of Stockholders. A form of proxy for use at the Meeting and a return envelope for the proxy are enclosed. The proxy, when properly executed, will be voted on behalf of the stockholder in the manner directed in the form of proxy. A stockholder who executes the proxy may, prior to its use, revoke it by written instrument, by a subsequently executed proxy or, if he or she attends the Meeting, by notifying the Clerk or by giving notice at the Meeting.

Proxies are being solicited by the Board of Directors of the Company principally through the mail. Proxies may also be solicited personally or by telephone. The entire expense of solicitation, including cost of preparing, assembling and mailing the proxy materials, will be borne by the Company.

               VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

As of June 13, 1997, the Company had outstanding 201,426 shares of its common stock (the "Common Stock"), par value $25 per share, each share of which is entitled to one vote upon each of the matters presented at the Meeting. Only stockholders of record at the close of buusiness on June 27, 1997 are entitled to vote at the Meeting. The presence at the Meeting, in person or by proxy, of the holders of a majority of the shares of Common Stock entitled to vote will constitute a quorum. Assuming a quorum is present, action may be taken by the holders of a majority of the shares present and voting on any matter brought before the Meeting. Under applicable Maine law, abstentions and shares otherwise not voting will not be deemed present and voting for this purpose. Votes recorded by proxy will be counted immediately prior to the Meeting and the results will be announced at the Meeting. Stockholders who are present will have an opportunity to vote on each matter brought before the meeting.

The following table lists, as of June 13, 1997, the number of shares of Common Stock and the corresponding percentage of total Common Stock beneficially owned by the only stockholder who is the beneficial owner of more than five percent of the Common Stock of the Company.





Name and Address of                 Common Stock                    Percent
  Beneficial Owner                Beneficially Owned                of Class

Alfred S. Martin
Suite 110, Huntingdon Plaza
399D Huntington Pike
Huntingdon, PA  19006                   14,402                        7.13

The following table lists, as of June 13, 1997, the number of shares of Common Stock, including directors' qualifying shares, and the corresponding percentage of total common Stock beneficially owned by each director and nominee for director, including the chief executive officer of the Company, and by all executive officers and directors as a group.

Name                         Common Stock          Percent of Class
                          Beneficially Owned

Arthur J. Billings                 70                      *
Peter A. Blyberg                  111                      *
Robert S. Boit                  8,888                     4.40
Richard C. Carver                 576                      *
Peter A. Clapp                     34                      *
Sandra H. Collier                  70                      *
Robert B. Fernald                 184                      *
Douglas A. Gott                   270                      *
David E. Honey                    232                      *
Delmont N. Merrill                120                      *
Thomas R. Perkins               1,069                      *
Casper G. Sargent, Jr.          1,560                      *
John V. Sawyer, II              1,075                      *
Stephen C. Shea                   968                      *
Richard W. Teele                  185                      *
Paul L. Tracy                     234                      *
Richard W. Whitney                 62                      *
Total Ownership of all listed
 directors and other officers     16,265                  8.07

*Represents ownership of less than 1%.

For purposes of the above table, beneficial ownership has been determined in accordance with the provisions of Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended, under which, in general, a person is deemed to be the beneficial owner of a security if he or she has or shares the power to vote or to direct the voting of the security or has the power to dispose of, or to direct the disposition of, the security, or if he or she has the right to acquire beneficial ownership of the security within 60 days.

Based upon copies of Forms 3, 4 and 5 submitted to and retained by the Company, the Company knows of no director, officer or beneficial owner of more than ten percent (10%) of the total outstanding shares of Common Stock who either failed to file an appropriate ownership report with the Securities and Exchange Commission, or who filed such report other than on a timely basis.







                    INCREASE IN AUTHORIZED CAPITAL STOCK

The Company presently has authorized 600,000 shares of Common Stock, par value of $25 per share, of which 201,426 shares are issued and outstanding and 1,089 shares are held by the Company as treasury stock. The Company has no other classes or series of capital stock. Each share of Common Stock is entitled to one vote on each matter brought before the stockholders for action. Holders of the Common Stock are entitled to be paid dividends as, if and when declared by the Board of Directors and are entitled to the liquidation rights generally accorded to holders of common stock under the laws of the State of Maine. Holders of the Common Stock are not entitled to preemptive rights. The Common Stock is nonassessable and is not subject to any conversion, sinking fund or redemption provisions.

Maine law provides that, once authorized by the shareholders, capital stock may be issued by the Board of Directors for any permissible purpose at such prices (not less than par value) and on such terms and conditions as the Board may determine. The Board of Directors has recommended to the shareholders that the Articles of Incorporation and Bylaws of the Company be amended to increase the authorized capital stock of the Company from 600,000 shares of Common Stock to 1,200,000 shares of Common Stock and that the par value be reduced from $25.00 per share to $12.50. The Board of Directors recommends this increase in authorized shares in order to provide additional flexibility for the future capital needs of the Company.

If the recommended increase in authorized shares and reduction of par value per share is approved, the Board of Directors intends to implement a stock split of two shares of Common Stock for each share presently outstanding.

                                OTHER MATTERS

Management knows of no other matters to be presented for action at the Meeting. If any other matters properly come before the Meeting, the shares represented by the proxies will be voted with respect thereto in accordance with the judgement of the person(s) voting the proxies.

                            FINANCIAL STATEMENTS

Upon written request, the Company will furnish any stockholder with a copy of the Annual Report by the Company to the Securities and Exchange Commission on Form 10-K, including financial statements and financial statement schedules for the the last fiscal year. In accordance with Federal Deposit Insurance Corporation regulations, upon written request, Stockholders may also obtain the Bank's most recent annual disclosure statement which contains financial information covering the last two years.

Any request for a copy of either the Form 10-K or the Annual Disclosure Statement must contain a representation that the person making the request was a beneficial owner of Common Stock on June 27, 1997, which is the record date for this proxy solicitation. Requests should be addressed to: Sally
J. Hutchins, Clerk, Union Bankshares Company, 66 Main Street, Ellsworth, Maine, 04605.





Financial statements of the Company contained in the Company's annual report to stockholders for the fiscal year 1995 are not to be considered a part of this soliciting material.

It is expected that a representative of Berry, Dunn, McNeil & Parker, independent auditors for the Bank, will be present at the Meeting, will have an opportunity to make a statement if he or she so desires and will be available to respond to appropriate questions.

               STOCKHOLDERS PROPOSALS FOR NEXT ANNUAL MEETING

Stockholders may submit proposals for consideration at the 1998 annual meeting, which is presently scheduled for April 16, 1998. In order to be included in the Company's proxy statement and form of proxy relating to that meeting, such proposals must be received by the Company no later than December 17, 1997. Proposals should be addressed to Peter A. Blyberg, President, Union Bankshares Company, 66 Main Street, Ellsworth, Maine
04605.


Ellsworth, Maine                  By Order of the Board of Directors
                                  Sally J. Hutchins, Clerk





UNION BANKSHARES COMPANY      P  The undersigned hereby appoints Sally J.
     66 Main Street           R  Hutchins and Peter A. Blyberg as Proxies,
 Ellsworth, Maine  04605      O  each with power to appoint a substitute and
This proxy is solicited on    X  hereby authorizes them to represent and
behalf of the Board of        Y  vote as designated below, all the shares of
Directors.                       common stock of the Company held of
                                 record by the undersigned as of the close of business on June 27, 1997, at the special meeting of stockholders to be held on July 30, 1997, or at any adjournment thereof.

1. To amend the Articles of Incorporation and Bylaws of Union Bankshares Company by increasing authorized common shares from 600,000 shares, par value of $25.00 per share, to 1,200,000 shares, par value of $12.50.

         For___________   Against_______________        Abstain___________

2. To transact such other business as may properly come before the meeting or any adjournment thereof.



THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED ON BEHALF OF THE UNDERSIGNED STOCKHOLDER IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED IN FAVOR OF PROPOSAL 1, AND IN THE DISCRETION OF MANAGEMENT WITH RESPECT TO ANY OTHER MATTERS WHICH MAY COME BEFORE THE MEETING.

Please sign exactly as name appears below. Only one joint tenant need sign. When signing as attorney, executor, administrator, trustee or guardian, or in any representative capacity, please give full title.

                              Dated_________________, 1997

                              Signature___________________

                              Signature___________________